FIDELITY BOND RENEWAL-PREMIUM ALLOCATION          Exhibit 2A

                           POLICY TERM 9/1/06 - 9/1/07

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Combined Premium for $30,000,000 limits            $109,948.00
  Allocation: 25% PEPCO (distributor/underwriter)    27,487.00
              24% Investment Advisors                26,387.52 [SEE BELOW]
               1% non Fund Managers                   1,099.48 [SEE BELOW]
              50% Mutual Funds                       54,974.00 [SEE DISTRIBUTION BELOW]
                                                    109,948.00

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FUND                                                   Gross Assets as of 8/31/06     % of Total     Allocated Premium
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
Phoenix Adviser Trust                                            305,595,665         0.011400141                626.71
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Phoenix Asset Trust (fka Phoenix-Kayne Funds)                    239,379,200         0.008929959                490.92
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Phoenix Edge Series Fund                                       2,588,682,297         0.096569902              5,308.83
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Phoenix Equity Series Fund                                       270,937,867         0.010107244                555.64
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Phoenix Equity Trust                                             470,363,269          0.01754674                964.61
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Phoenix CA Tax-Exempt Bond Fund                                   44,798,309         0.001671185                 91.87
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Phoenix Insight Funds Trust                                   10,411,550,127         0.388399295             21,351.86
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Phoenix Investment Series Fund                                   335,583,110         0.012518812                688.21
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Phoenix Investment Trust 06 (fka Phoenix-Engemann)               338,214,127         0.012616962                693.60
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Phoenix Investment Trust 97                                      278,003,750         0.010370834                570.13
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Phoenix Institutional Mutual                                     122,137,500         0.004556297                250.48
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Phoenix Multi-Portfolio Fund                                   1,394,403,639         0.052017748              2,859.62
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Phoenix Multi-Series Trust                                     1,608,682,464         0.060011346              3,299.06
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Phoenix Opportunities Trust                                      170,910,886         0.006375772                350.50
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Phoenix PHOLIOs                                                  201,746,811         0.007526095                413.74
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Phoenix Portfolios                                               281,977,483         0.010519073                578.28
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Phoenix Series Fund                                            2,004,555,836         0.074779266              4,110.92
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Phoenix Strategic Equity Series Fund                             239,374,007         0.008929765                490.90
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Duff & Phelps Utility and Corporate Bond Trust, Inc.             424,020,845         0.015817952                869.58
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DNP Select Income Fund, Inc.                                   3,962,639,944         0.147824919              8,126.53
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DTF Tax Free Income, Inc.                                        203,807,370         0.007602964                417.97
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The Zweig Fund, Inc.                                             430,251,899         0.016050399                882.35
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The Zweig Total Return Fund, Inc.                                478,689,041          0.01785733                981.69
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                                                              26,806,305,445                1.00             54,974.00


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Investment Advisor                                     Gross Assets as of 8/31/06     % of Total     Allocated Premium
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Phoenix Investment Counsel Inc.                            16,458,997,765.00         0.613997248             16,201.86
Duff & Phelps Investment Mngmnt Co.                         6,002,063,903.00         0.223904928              5,908.30
Engemann Asset Management                                     963,821,296.00         0.035955022                948.76
Seneca Capital Management, LLC                                847,977,972.00         0.031633526                834.73
Phoenix Variable Advisors                                     839,310,006.00         0.031310171                826.20
Phoenix/Zweig Advisors LLC                                    908,940,940.00         0.033907729                894.74
Euclid Advisers                                               510,692,774.00         0.019051218                502.71
Kayne Anderson Rudnick Investment Management                  274,500,792.00         0.010240158                270.21

TOTAL                                                      26,806,305,448.00              100.00%            26,387.52



1% ($1,099.48) Distributed Equally To:   Phoenix Investment Partners, Ltd.
                                         PXP Institutional Markets Group
$1,099.48/5 = 219.90                     Pasadena Capital Corp.
                                         PXP Securities Corp.
                                         Rutherford Financial Corp.; Walnut Asset Mngmnt; Rutherford, Brown & Catherwood


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